The Commonwealth Companies of Virginia
(Commonwealth Capital Management, Inc. and First Dominion Capital Corp.)
CODE OF ETHICS

Dated: December 2016

WHEREAS, the Commonwealth Companies of Virginia is a collection of companies based in Richmond, Virginia that includes, among other(s), First Dominion Capital Corp. and Commonwealth Capital Management, Inc.

WHEREAS, First Dominion Capital Corp. (“FDCC”) is a broker-dealer registered with the Securities & Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”). FDCC serves as a principal underwriter of mutual funds.

WHEREAS, Commonwealth Capital Management, Inc. (“CCM”) is an investment adviser registered with the Securities & Exchange Commission. CCM serves an adviser to a mutual fund.

WHEREAS, the following Code of Ethics has been adopted for CCM and FDCC in compliance with SEC Rule 204A-1 of the Advisers Act of 1940 and SEC Rule 17j-1 under the Investment Company Act.

WHEREAS, Rule 17j-1 under the 1940 Act requires the CCM and FDCC to adopt a code of ethics and to establish procedures reasonably designed to prevent its Access Persons, as defined herein, from engaging in any unlawful actions, as addressed herein.

WHEREAS, Rule 204A-1 of the Advisers Act of 1940, requires CCM to establish, maintain, and enforce a code of ethics that, at a minimum, includes: 1) A standard (or standards) of business conduct that CCM requires of its supervised persons, which standard must reflect CCM’s fiduciary obligations and those of CCM’s supervised persons; 2) Provisions requiring CCM’s supervised persons to comply with applicable Federal securities laws; 3) Provisions that require all of CCM’s access persons to report, and for CCM to review, their personal securities transactions and holdings periodically; and 4) Provisions requiring supervised persons of CCM to report any violations of this code of ethics promptly to the Chief Compliance Officer and/or their designee; and 5) Provisions requiring CCM to provide each supervised person of CCM with a copy of the code of ethics and any amendments, and requiring CCM’s supervised persons to provide CCM with a written acknowledgment of their receipt of the code and any amendments.

A.       Definitions

For the purposes of this Code of Ethics, the following terms are defined as follows:

“Access Person” shall mean: 1) any Advisory Person of CCM; 2) all directors, officers, general partners, or other persons occupying a similar status or performing similar functions of CCM; 3) all directors, officers, general partners, or other persons of FDCC occupying a similar status or performing similar functions on behalf of FDCC that makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund for which FDCC acts as principal underwriter or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase and sale of Covered Securities.

“Advisory Person” shall mean: 1) any director, officer, general partner, or employee of CCM who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and 2) Any natural person in a control relationship to CCM who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund. A person is not an Advisory Person (or an Access Person) simply by virtue of the following: 1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; 2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge; and 3) registration with CCM or any affiliate thereof.

“Beneficial Ownership” for the purposes of this Code shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”), and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person’s immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

“Board of Trustees” shall mean the Board of Trustees of the Trust.

“Chief Compliance Officer” shall mean the designated Chief Compliance Officer of FDCC and the Chief Compliance Officer of CCM.

“Code” shall mean this Code of Ethics.

“Control” shall have the meaning set forth in Section 2(a)(9) of the Investment Company Act of 1940. Control means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

“Covered Security” means a “security” as set forth in Section 2(a)(36) of the Investment Company Act of 1940 and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: 1) direct obligations of the U.S. Government; 2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and 3) shares of registered open-end investment companies.

“Fund” means an investment company registered under the Investment Company Act in which CCM serves as investment adviser or FDCC serves as a principal underwriter.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (“1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934.

“Investment Personnel” means: 1) Any employee of CCM (or of any company in a control relationship to CCM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund. 2) Any natural person who controls the Fund who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

“Limited Offering” means an offering that is exempt from registration under the Securities and Exchange Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the Securities and Exchange Act of 1933.

“Non-Covered Security” shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 17j-1.

“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

B.       Approval and Adoption

 It is the responsibility of the Chief Compliance Officer of FDCC and CCM to adopt a Code of Ethics reasonably designed to prevent violations. It is further the responsibility of the Chief Compliance Officer of FDCC and CCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code of Ethics.

At a minimum, the Chief Compliance Officer is responsible for: 1) identifying access persons; 2) maintaining a list of all access persons for a period of 5 years; 3) providing a copy of the Code of

Ethics to Access Persons; 4) reviewing any reports provided as part of this Code; and 5) modifying the Code as needed.

C.       Standard of Conduct

This Code is based on three underlying fiduciary principles:

1.	All Access Persons have a responsibility to place the interests of the Fund first;

2.	All personal securities transactions by Access Persons must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual’s position of trust and responsibility; and

3.	The fundamental standard that Access Persons and Investment Personnel should not take inappropriate advantage of their positions.

D.       Unlawful Actions

Rule 17j-1 under Investment Company Act of 1940 makes it unlawful for FDCC, CCM or any Access Person of FDCC and CCM, in connection with the purchase or sale, directly or indirectly, by FDCC, CCM, or any affiliated person of a security held or to be acquired by a Fund:

1.	To employ any device, scheme or artifice to defraud the Fund;

2.	To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

4.	To engage in any manipulative practice with respect to the Fund.

E.       Compliance with SEC Rule 17j-1 and 204A-1

It is the policy of FDCC and CCM that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 or this Code. It is further the policy of CCM that no Access Person shall engage in any act, practice, or course of conduct that would violate the provisions of Rule 204A-1 or this Code.

F.       Prohibited Transactions

Initial Public Offerings
FDCC and CCM prohibits Access Persons and Investment Personnel to acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Chief Compliance Officer.

Limited Offerings
No Access Person Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the Chief Compliance Officer. a) has been provided by such Access Person or Investment Personnel with full details of the proposed transaction; and (b) has concluded that the relevant Fund not purchased or sold the security in the previous 5 trading days.

Interested Transactions
No Access Person may recommend any transactions with respect to a Covered Security by a Fund without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, to the Chief Compliance Officer. The Chief Compliance Officer shall then conduct an independent review of the recommendation to purchase the security for clients.

Blackout Periods
The price paid or received by a Fund for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

1.	No Access Person shall enter an order for the purchase or sale of a security (1) if, to his/her actual knowledge, any Fund has a pending buy or sell order on that same security until after the Fund’s order is executed or withdrawn; and (2) if, to his/her actual knowledge, such security is being considered for purchase or sale by any Fund; and

2.	Investment Personnel may not buy or sell a security within 3 days before and after the Fund trades in the security, unless the transaction has been approved by the Chief Compliance Officer.

G.       Reporting Responsibilities

Initial Holdings Report
Each Access Person, within 10 days of becoming an Access Person, shall provide to the Chief Compliance Officer on the form provided in Exhibit A (i.e. Initial Holdings Report) or in a similar form, the following information: 1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; 2) the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and 3) the date the report is submitted to the Access Person. The information must be current as of a date no more than 45 days before the report is submitted. The Chief Compliance Officer is responsible for promptly reviewing all such reports received.

Quarterly Transaction Report
Each Access Person, within 30 days of the end of a calendar quarter, shall provide to the Chief Compliance Officer a Quarterly Transaction Report on the form provided in Exhibit B (i.e. Quarterly Transaction Report) or in a similar form. At a minimum, the following information is required to be provided for each transaction in which an Access Person has Beneficial Ownership in a Covered Security during the applicable period: 1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security; 2) the nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition); 3) the price at which the transaction was effected: 4) the name of the broker, dealer, or bank with or through whom the transaction was effected; and 5) the date the report was submitted by the Access Person.

No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Applicable Review Officer no later than 30 days after the end of each calendar quarter.

The Chief Compliance Officer is responsible for promptly reviewing all such reports received.

Quarterly Account Establishment Report
With respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person is responsible for providing the Chief Compliance Officer an Account Establishment Report on the form provided in Exhibit (i.e. Account Establishment Report) or in a similar form within 30 days of the calendar quarter end. At a minimum, the following information is required to be reported: 1) name of the broker, dealer, or bank with whom the Access Person established the account; and 2) the date the account was established; and 3) the date the report is submitted by the Access Person. The Chief Compliance Officer is responsible for promptly reviewing all such reports received.

Annual Holdings Report
Each Access Person, within 45 days after the end of each calendar year, shall provide to the Chief Compliance Officer on the form provided in Exhibit D (i.e. Annual Holdings Report) or similar form : 1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership; and 2) the name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and 3) the date that the report is submitted by the Access Person. The Chief Compliance Officer is responsible for promptly reviewing all such reports received.

H.       Exemptions to Reporting

The following exemptions apply to the above reporting requirements:

1.	A person need not make an Initial or Annual Holdings Report with respect to transactions or holdings effected for, and Covered Securities held in, any account over which the person has no direct or indirect Beneficial Ownership.

2.	An Access Person need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the Access Person for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports. An Access Person is required to have their brokers supply duplicate copies of their transaction confirmations and brokerage account statements directly to the Administrator of this Code of Ethics.

I. Exempt Transactions

The prohibitions of this Code of Ethics do not apply to:

1.	Transactions in securities issued by the government of the United States;

2.	Transactions in shares of open-ended investment companies (other than a Fund and any open-end exchange-traded funds and exchange-traded funds that are organized as unit investment trusts, which are all subject to this Code of Ethics);

3.	Transactions involving bank certificates of deposit;

4.	Purchases, sales or other acquisitions or dispositions of securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control (e.g., blind trust, discretionary account or trust managed by a third party);

5.	Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by the Fund;

6.	Involuntary purchases or sales;

7.	Purchases which are part of an automatic dividend reinvestment plan; and

8.	Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

9.	Purchases or sales of less than 1,000 shares of any Fund distributed by FDCC or for which CCM serves as investment adviser; and

10.	Purchases or sales of less than 2,000 shares of any Covered Security.

J.       Pre-Clearance

Access persons are required to obtain prior approval from the Chief Compliance Officer to:

1.	Purchase or sale 1,000 shares or more of any Fund distributed by FDCC or Fund in which CCM serves as investment adviser;

2.	Daily purchases/sales of Covered Securities involving more than (and including option contracts on less than) 2,000 shares of a security included in the Standard & Poor’s 500 Index or with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares.

Access person are responsible for requesting clearance in writing by providing the following details: 1) name of the security; 2) action (buy/sell); and 3) requested number of shares to buy or sell. The Chief Compliance Officer will review such requests and provide approval of such transactions in writing to the Access Person.

K.       Additional Matters

Gifts
An Access Person may not accept any gift or other thing with a value of more than $100 from any person or entity that does business with or on behalf of FDCC or CCM.

Service as a Director to Other Public Companies
An Access Person may not serve on the board of directors of any publicly traded company without the prior approval of the Chief Compliance Officer. Authorization will be based upon the facts and circumstances concerning the board of directors. In the event, such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

L.       Certification of the Code

Initial Certification
Each Access Person must complete within thirty (30) days after joining FDCC or CCM or within thirty (30) days of obtaining an updated Code of Ethics, an initial certification form that he or she has:

1.	Has received a Copy of the Code

2.	Has read and understands the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;

3.	Will comply in all respects with the requirements of the Code of Ethics;

4.	Will report all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics;

5.	Will notify the Chief Compliance Officer of any personal conflict of interest relationship involving CCM, FDCC, or a Fund.

Annual Certification
Each Access Person must complete and certify annually within thirty (30) days after the end of each calendar year that he or she has:

1.	Received a Copy of the Code

2.	Read and understands the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;

3.	Have complied in all respects with the requirements of the Code of Ethics during the last twelve months;

4.	Reported all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics;

5.	Notified the Chief Compliance Officer of any personal conflict of interest relationship involving CCM, FDCC, or a Fund.

M.       Fund Reporting

At least quarterly, the Chief Compliance Officer for FDCC and CCM shall furnish the World Funds Trust with a report with respect to any material violations of this Code by Access Persons of FDCC and CCM and any procedures or sanctions imposed in response to the violations and such other information as may be reasonably requested by the World Funds Trust.

N.       Violations of the Code

Duty to Report Violations by Access Persons
Access Persons must promptly report any actual or suspected violations of this Code of Ethics to the Chief Compliance Officer. If the actual or suspected violations of this Code of Ethics involves the Chief Compliance Officer, the matter should be reported to the Chief Operating Officer. All reporting of violations will remain confidential in nature as to the identity of the individual reporting the violation. All such notifications by Access Persons of actual or suspected violations of the Code of Ethics will be memorialized in written report.

Investigations & Sanctions
Should the Chief Compliance Officer receive reports of a violation or becomes aware of a violation of the Code of Ethics, the Chief Compliance Officer shall conduct a reasonable investigation of the facts and circumstances. Investigative documents and/or reports will be maintained in an appropriate file for any and all investigations.

If any violation of this Code is determined to have occurred, the Chief Compliance Officer may impose sanctions and take such other actions as he or she deems appropriate, including, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. All material violations of the Code and any sanctions imposed as a result thereto shall be reported at the next regularly scheduled meeting to the Board of Trustees for the Fund.

O.       Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order

P.       Recordkeeping

The Chief Compliance Officer shall maintain or cause to be maintained in an easily accessible place, the following records for a period of not less than five years. These records are required to be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable, periodic, special, or other examination.

1.	A copy of this Code and any other Code of Ethics that is, or at any time within the past five years, has been in effect, must be maintained in any easily accessible place;

2.	A record of any violation of this Code, and of any action taken as a result of such violation must be maintained in an easily accessible place for at least 5 years after the end of the fiscal year in which the violation occurs;

3.	A copy of each report made pursuant to this Code must be maintained for at least 5 years after the end of the fiscal year in which the report is made or the information is provided, the first 2 years in an easily accessible place;

4.	A list of all persons who are or were required or within the past 5 years have been required, to make reports pursuant to the Code, or who are or were responsible for reviewing these reports; and

5.	Any other information that may be required by Rule 17j-1 or Rule 204A-1 for at least 5 years after the end of the fiscal year in which it was created, the first two years in an easily accessible location.

EXHIBIT A

CODE OF ETHICS

Initial Holdings Report

In accordance with the Code of Ethics, please provide a list of all securities in which you have any Beneficial Ownership. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

As of ___________________________________, I maintain a Beneficial Ownership in the below securities:

No. of Shares	Security Name	Principal Amount	Broker/Dealer or Bank Where Held

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are excluded from the definition of “Covered Security” under the Code of Ethics, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ___________________________________	Signature: ___________________________________

Print Name: __________________________________

Reviewed By: ________________________________

EXHIBIT B

CODE OF ETHICS

Quarterly Securities Transaction Report

For the Calendar Quarter Ended: ___________________________________

(mo./day/yr.)

For the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics.

Security	Price of the Transaction	Date of the Transaction	No. of Shares and Principal Amount of the Security	Nature of Transaction (Purchase, Sale, Other)	Broker-Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transaction not required to be reported because such securities are excluded from the definition of “Covered Security” under the Code of Ethics, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ___________________________________	Signature: ___________________________________

Print Name: __________________________________

Reviewed By: ________________________________

EXHIBIT C

CODE OF ETHICS

Account Establishment Report

In accordance with the Code of Ethics, please provide a list of all securities accounts which you have opened in the previous 30 days in which you have any Beneficial Ownership.

Broker/Dealer or Bank Where Account Was Established	Account Title	Date Account Was Established

Date: ___________________________________	Signature: ____________________________________

Print Name: ___________________________________

Reviewed By: _________________________________

EXHIBIT D

CODE OF ETHICS

Annual Holdings Report

As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

Security or Account name*	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ___________________________________	Signature: ____________________________________

Print Name: ___________________________________

Reviewed By: _________________________________

EXHIBIT E

CODE OF ETHICS

Initial Code of Ethics Certification

As an Access Person as defined in the Code of Ethics, I certify that:

1)	I have received a copy of the Code of Ethics;

2)	I have read and understand the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;

3)	I will comply in all respects with the requirements of the Code of Ethics;

4)	I will report all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics; and

5)	I will immediately notify the Chief Compliance Officer of any personal conflict of interest relationship involving CCM, FDCC, or a Fund.

Date: ___________________________________	Signature: __________________________________

Print Name: ___________________________________

EXHIBIT F

CODE OF ETHICS

Annual Code of Ethics Certification

For the Calendar Year Ended: ______________________________

As an Access Person as defined in the Code of Ethics, I certify that:

1)	I have received a Copy of the Code;

2)	I have read and understand the Code of Ethics and recognize that it applies to me and agree to comply in all respects with the procedures described therein;

3)	To the best of my knowledge, I have complied in all respects with the requirements of the Code of Ethics during the last twelve months;

4)	I have reported all personal securities accounts, holdings and transactions that are required to be disclosed or reported pursuant to the Code of Ethics;

5)	I have immediately notified the Chief Compliance Officer of any personal conflict of interest relationship involving CCM, FDCC, or a Fund.

Date: ___________________________________	Signature: ___________________________________

Print Name: __________________________________